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                [Keating, Muething & Klekamp, P.L.L. Letterhead]

                            FACSIMILE (513) 579-6956

                                  May 22, 1998

                                                                       EXHIBIT 5

Direct Dial: (513) 579-6468


Kendle International Inc.
700 Carew Tower
441 Vine Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

     We have examined the corporate records and proceedings of Kendle International Inc. (the "Corporation") with respect to:

     1. The organization of the Corporation;

     2. The legal sufficiency of all corporate proceedings of the Corporation in connection with the creation and issuance of all of the present outstanding and issued Common Shares of the Corporation;

     3. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of 2,000,000 Common Shares, plus up to an additional 315,000 Common Shares to cover an over-allotment option, all to be issued in a public offering pursuant to a Registration Statement filed with the Securities and Exchange Commission.

     Based upon such examination, we are of the opinion:

     1. That the Corporation is a duly organized and validly existing corporation under the laws of the State of Ohio;

     2. That the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the aforesaid 2,315,000 Common Shares and that when, and if, issued, delivered and paid for, the aforesaid 2,315,000 Common Shares will be duly authorized, validly issued, fully paid and non-assessable Common Shares of the Corporation free of any claim of pre-emptive rights; and

     3. That the 100,000 Common Shares which are being sold by the selling


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shareholders are duly authorized, legally issued, fully paid and non-assessable Common Shares of the Corporation free of any claim of pre-emptive rights.

     We hereby consent to the reference to our firm in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the aforesaid Common Shares and to the filing of this opinion as an exhibit to the Registration Statement. In providing this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

                                   Yours truly,

                                   KEATING, MUETHING & KLEKAMP, P.L.L.



                                   BY: /s/ Edward E. Steiner
                                      -------------------------
                                          Edward E. Steiner